SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Air T, Inc.
(Name of Registrant as specified in its charter)

(Name of person(s) filing Proxy Statement, if other than Registrant)

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[COMPANY LOGO OMITTED]
AIR T, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 28, 2006

To Our Stockholders:

The annual meeting of stockholders of Air T, Inc. (the “Company”) will be held at One Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina on Thursday, September 28, 2006 at 10:00 a.m. local time, for the purpose of considering and acting on the following matters:

1.To elect nine directors to serve until their successors are duly elected and qualified;

2.To ratify the appointment of Dixon Hughes PLLC as the independent registered public accountants of the Company for the current fiscal year; and

3.To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Only stockholders of record as of the close of business on August 2, 2006 are entitled to notice of and to vote at the annual meeting and adjournments thereof. You may examine a list of those stockholders at our principal executive offices at 3524 Airport Road, Maiden, North Carolina 28650, during the 10-day period preceding the annual meeting. Each share of our outstanding common stock will entitle the holder to one vote on each matter that properly comes before the annual meeting.

The accompanying proxy statement provides you with a summary of the proposals on which our stockholders will vote at the annual meeting. We encourage you to read this entire document before voting.

Your vote is important no matter how large or small your holdings may be. To ensure your representation at the meeting, please complete, sign, date and return your enclosed proxy card as soon as possible in the postage-paid envelope provided. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares, and the vote cannot be cast unless you provide instructions to your broker. You should follow instructions provided by your broker regarding how to instruct your broker to vote your shares. If you choose to attend the annual meeting, you may revoke your proxy and personally cast your votes at the annual meeting.

The annual report of the Company also accompanies this notice.

By Order of the Board of Directors

/s/John J. Gioffre

John J. Gioffre
Secretary

August 15, 2006

[Intentionally left blank.]

[COMPANY LOGO OMITTED]                                                                    Air T, Inc.
3524 Airport Road
Maiden, North Carolina 28650
Telephone (704) 377-2109

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of Air T, Inc. (referred to as the “Company”) in connection with the annual meeting of stockholders of the Company to be held on Thursday, September 28, 2006 at 10:00 a.m. at One Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina. The proxy is for use at the meeting if you do not attend or if you wish to vote your shares by proxy even if you do attend. You may revoke your proxy at any time before it is exercised by

•	giving a written notice of revocation to the Secretary of the Company,

•	submitting a proxy having a later date, or

•	appearing at the meeting and requesting to vote in person.

All shares represented by valid proxies and not revoked before they are exercised will be voted as specified. If no specification is made, proxies will be voted "FOR" electing all nominees for director listed on the proxy in Item 1 and "FOR" ratifying Dixon Hughes PLLC as the Company’s independent registered public accountants for the 2007 fiscal year. The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the annual meeting. If, however, other matters properly come before the annual meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the accompanying proxy may also, if it is deemed advisable, vote such proxy to adjourn the annual meeting from time to time, including if there is not a quorum on the date set for the annual meeting.

This proxy statement, the enclosed proxy card and 2006 Annual Report to Stockholders are being first mailed to our stockholders on or about August 10, 2006. The Annual Report does not constitute "soliciting material” and is not to be deemed "filed" with the Securities and Exchange Commission.

The Company will pay the costs of preparing this proxy statement and of soliciting proxies in the enclosed form. Our employees may solicit proxies, either personally, by letter or by telephone. Our employees will not be specifically compensated for these services.

VOTING SECURITIES

Only stockholders of record at the close of business on August 2, 2006 will be entitled to vote at the annual meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the stockholders meeting is 2,671,293. The presence of a majority of the outstanding shares of the Company’s Common Stock, par value $.25 per share (the “Common Stock”), represented in person or by proxy at the meeting will constitute a quorum necessary to conduct business at the meeting. Directors will be elected by a plurality of the votes cast. Cumulative voting is not allowed. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. The ratification of independent auditors and any other business coming before the meeting, requires the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote. On such matters, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on votes on these matters.

CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of shares of Common Stock (determined in accordance with Rule 13d-3 of the Securities and Exchange Commission) of the Company as of June 1, 2006 by each person that beneficially owns five percent or more of the shares of Common Stock. Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership as of June 1, 2006	Percent Of Class
Common Stock, par value $.25 per share	Walter Clark	137,422(1)	5.1%
_____________________________

(1)	Includes 76,500 shares controlled by Mr. Clark as one of the executors of the estate of David Clark.

PROPOSAL 1 -- ELECTION OF DIRECTORS

Under the Company’s Certificate of Incorporation and bylaws, directors are elected at each annual meeting and hold office until their respective successors are elected and have qualified. The number of directors constituting the Board of Directors has been set at nine by a resolution adopted by the Board of Directors pursuant to the Company’s Bylaws. Accordingly, up to nine directors may be elected at the annual meeting. All of the incumbent directors were elected by the stockholders at the last annual meeting.

The following sets forth certain information with respect to the individuals who have been nominated by the Board of Directors, upon recommendation of its Nominating Committee, for election to the Board of Directors at the annual meeting. Each of the following is currently a director of the Company.

The Board of Directors recommends a vote “FOR” all of the nominees listed below for election as directors (Item 1 on the enclosed proxy card).

Walter Clark, age 49, has served as a director, Chairman of the Board of Directors of the Company and Chief Executive Officer since April 1997. Mr. Clark also serves as a director of Mountain Air Cargo, Inc. (“MAC”) and CSA Air, Inc. (“CSA”) and as the Chief Executive Officer of MAC, Executive Vice President of Global Ground Support, LLC (“Global”), President of CSA and Executive Vice President of MAC Aviation Services, LLC (“MACAS”). Mr. Clark was elected a director of the Company in April 1996. Mr. Clark was self-employed in the real estate development business from 1985 until April 1997.

John J. Gioffre, age 62, has served as Vice President-Finance and Chief Financial Officer of the Company since April 1984 and as Secretary/Treasurer of the Company since June 1983. He has served as a director of the Company since March 1987. Mr. Gioffre also serves as Vice-President, Secretary/Treasurer and a director of MAC and CSA, as Chief Financial Officer of MAC and Global and as Vice President-Finance, Treasurer and Secretary of Global and MACAS.

William H. Simpson, age 59, has served as Executive Vice President of the Company since June 1990, as Vice President from June 1983 to June 1990, and as a director of the Company since June 20, 1985. Mr. Simpson is also the President and a director of MAC, the Chief Executive Officer and a director of CSA and an Executive Vice President of Global.

Claude S. Abernethy, Jr., age 79, was elected as director of the Company in June 1990. For the past five years, Mr. Abernethy has served as a Senior Vice President of IJL Wachovia Securities, a securities brokerage and investment banking firm, and its predecessor. Mr. Abernethy is also a director of Carolina Mills, Inc. and Wellco Enterprises, Inc.

Sam Chesnutt, age 72, was elected a director of the Company in August 1994. Mr. Chesnutt serves as President of Sam Chesnutt and Associates, an agribusiness consulting firm. From November 1988 to December 1994, Mr. Chesnutt served as Executive Vice President of AgriGeneral Company, L.P., an agribusiness firm.

Allison T. Clark, age 50, has served as a director of the Company since May 1997. Mr. Clark has been self-employed in the real estate development business since 1987. Mr. Allison Clark and Mr. Walter Clark are brothers.

George C. Prill, age 83, has served as a director of the Company since June 1982, as Chief Executive Officer and Chairman of the Board of Directors from August 1982 until June 1983, and as President from August 1982 until spring 1984. Mr. Prill has served as an Editorial Director for General Publications, Inc., a publisher of magazines devoted to the air transportation industry, from November 1992 until 2001 and was retired from 1990 until that time. From 1979 to 1990, Mr. Prill served as President of George C. Prill & Associates, Inc., of Charlottesville, Virginia, which performed consulting services for the aerospace and airline industry. Mr. Prill has served as President of Lockheed International Company, as Assistant Administrator of the FAA, as a Senior Vice President of the National Aeronautic Association and Chairman of the Aerospace Industry Trade Advisory Committee.

Dennis A. Wicker, age 53, has served as a director of the Company since October 2004. Mr. Wicker is a member of the law firm Helms, Mullis & Wicker PLLC, which he joined in 2001 following eight years of service as Lieutenant Governor of the State of North Carolina. Mr. Wicker is a member of the boards of directors of Coca-Cola Bottling Co. Consolidated and First Bancorp.

J. Bradley Wilson, age 53, has served as a director of the Company since September 2005. Mr. Wilson serves as Executive Vice President, Chief Administrative Officer and Corporate Secretary of Blue Cross and Blue Shield of North Carolina, a health benefits company. He joined Blue Cross and Blue Shield of North Carolina in December 1995 and served as Senior Vice President and General Counsel until his appointment as Executive Vice President and Chief Administrative Officer in February 2005. Prior to joining Blue Cross and Blue Shield of North Carolina, Mr. Wilson served as General Counsel to Governor James B. Hunt, Jr. of North Carolina and in private practice as an attorney in Lenoir, North Carolina. Mr. Wilson also serves as Chairman of the Board of Directors of the North Carolina Railroad Company and as Chairman of the Board of Governors of the University of North Carolina.

Director Compensation

During the fiscal year ended March 31, 2006, each director received a director’s fee of $1,000 per month and an attendance fee of $500 was paid to outside directors for each meeting of the board of directors or a committee thereof. Commencing April 1, 2006, members of the Audit Committee receive, in lieu of the $500 meeting fee for meetings of the Audit Committee, a monthly fee of $500, with the Chairman of the Audit Committee receiving a monthly fee of $700. Pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”) each director who is not an employee of the Company received an option to purchase 2,500 shares of Common Stock at an exercise price of $10.15 per share (the closing bid price per share on the date of stockholder approval of the Plan.) The Plan provides for a similar option award to any director first elected to the board after the date the stockholders approved the Plan. Such options vest one year after the date they were granted and expire ten years after the date they were granted.

Committees

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee. The Audit Committee consists of Messrs. Abernethy, Chesnutt and Prill, with Mr. Abernethy serving as chairman. The Audit Committee met six times during the fiscal year. On May 18, 2000, the Board of Directors adopted a charter for the Audit Committee. The Charter was re-approved by the Board of Directors on June 20, 2002 and July 29, 2003 and was revised and approved on August 3, 2004 and subsequently re-approved on July 29, 2005. A copy of the current Charter is included with this Proxy Statement as Annex A and additional copies will be provided to stockholders upon written request to the Secretary of the Company. The principal functions of the Audit Committee, included in the charter, are to select and retain the firm of independent auditors to serve the Company each fiscal year, to review and approve the scope, fees and results of the audit performed by the independent auditors, to review the adequacy of the Company’s system of internal accounting controls and the scope and results of internal auditing procedures, to review and periodically discuss with the independent auditor all significant relationships that may affect the auditor’s independence, to meet at least quarterly to review the Company’s financial results with management and the independent auditors prior to the release of quarterly financial information, to prepare and issue to the Board of Directors annually a summary report suitable for submission to the stockholders and to establish procedures for the receipt, retention and treatment of complaints regarding accounting internal controls and auditing matters, including confidential, anonymous submissions by employees. A copy of the Audit Committee’s report for the fiscal year ended March 31, 2006 is included in this Proxy Statement. The Company has certified to NASDAQ the Company’s compliance with NASDAQ’s audit committee charter requirements and compliance with the audit committee structure and composition requirements.

The Compensation Committee consists of Messrs. Abernethy, Chesnutt and Prill, with Mr. Chesnutt serving as chairman. The functions of the Compensation Committee include establishing policies for the compensation of the Company’s executive officers and determining the types and amounts of remuneration to be paid to the Company’s executive officers. The Compensation Committee met four times during the fiscal year.

The Nominating Committee consists of Messrs. Abernethy, Chesnutt and Wicker, with Mr. Wicker serving as chairman. The Nominating Committee is responsible for evaluating potential nominees for election as directors and recommending nominees to the Board of Directors, as well as recommending the functions and the membership of the committees of the Board of Directors and leading the Board of Directors in an annual self-evaluation. A copy of the charter of the Nominating Committee is attached as Annex B to this proxy statement and additional copies will be provided to stockholders upon written request to the Secretary of the Company. The charter of the Nominating Committee is not available on the Company’s website. The Nominating Committee met twice during the fiscal year.

The Executive Committee consists of Messrs. Walter Clark, Abernethy, Chesnutt and Prill, with Mr. Clark serving as chairman. The Executive Committee is authorized to exercise the powers of the Board of Directors between meetings of the Board of Directors to the extent permitted by Delaware law and not otherwise specifically delegated to another committee. The Executive Committee did not meet during the fiscal year.

Director Independence

The Board of Directors has determined that none of the nominees for election to the Board of Directors other than Messrs. Walter Clark, Gioffre and Simpson (all members of management) and Mr. Allison Clark (who is Mr. Walter Clark’s brother) has any relationship that, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these individuals is “independent” within the meaning of rules of the Nasdaq Small Cap Market. All of the members of the Company’s Audit Committee, Compensation Committee and Nominating Committee are independent directors under these standards. In addition, the Board of Directors has determined that the members of the Audit Committee meet the heightened standards of independence applicable to members of an audit committee.

Attendance of Meetings

During the fiscal year ended March 31, 2006, the Board of Directors met five times. Each of the directors attended at least 75% of all of the meetings of the Board of Directors and committees thereof on which such director served during such period. The Company does not have a policy with respect to attendance of members of the Board of Directors at the annual meeting of stockholders. Historically, few, if any, stockholders have attended the Company’s annual meeting of stockholders other than stockholders who are also officers of the Company. At the annual meeting of stockholders held in 2005, two members of the Board of Directors, who are also officers of the Company, attended the annual meeting of stockholders.

Director Qualifications and Nominations

The Nominating Committee has adopted a policy that candidates nominated for election or re−election to the Board of Directors generally should meet the following qualifications:

•	candidates should possess broad training and experience at the policy−making level in business, government, education, technology or philanthropy;

•
candidates should possess expertise that is useful to the Company and complementary to the background and experience of other members of the Board of Directors, so that an optimum balance in Board membership can be achieved and maintained;

•	candidates should be of the highest integrity, possess strength of character and the mature judgment essential to effective decision−making;

•	candidates should be willing to devote the required amount of time to the work of the Board of Directors and one or more of its committees;

•	candidates should be willing to serve on the Board of Directors over a period of several years to allow for the development of sound knowledge of the Company and its principal operations; and

•	candidates should be without any significant conflict of interest or legal impediment with regard to service on the Board of Directors.

When a vacancy exists on the Board of Directors, the Nominating Committee seeks out appropriate candidates, principally by canvassing current directors for suggestions. The Nominating Committee evaluates candidates on the basis of the above qualifications and other criteria that may vary from time to time. The Nominating Committee does not have a formal policy on the consideration of director candidates recommended by stockholders. The Board of Directors believes that such a formal policy is unnecessary and that the issue is more appropriately dealt with on a case−by−case basis.

Under the Company’s bylaws, nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders only if the stockholder complies with the advance notice provisions of the bylaws. These advance notice provisions are discussed elsewhere in this Proxy Statement under the caption “Stockholder Proposals and Nominations for 2007 Meeting.”

Director and Executive Officer Stock Ownership

The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company by each director of the Company and by all directors, nominees and executive officers of the Company as a group as of June 1, 2006. Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
Shares and Percent of Common Stock Beneficially Owned as of June 1, 2006
Name	Position with Company	No. of Shares	Percent
Walter Clark	Chairman of the Board of Directors and Chief Executive Officer	137,422 (1)	5.1%
John J. Gioffre	Vice President-Finance, Chief Financial Officer, Secretary and Treasurer, Director	-	-
William H. Simpson	Executive Vice President, Director	-	-
Claude S. Abernethy, Jr.	Director	-	-
Sam Chesnutt	Director	-	*
Allison T. Clark	Director	-	*
George C. Prill	Director	1,000 (2)	*
Dennis A. Wicker	Director	1,000 (2)	*
J. Bradley Wilson	Nominee	-	-
All directors and executive officers as a group (8 persons)	N/A	139,422(3)	5.2%
__________________________________________

* Less than one percent.
(1)	Includes 76,500 shares controlled by Mr. Clark as one of the executors of the estate of David Clark.
(2)	Includes 1,000 shares under options granted by the Company.
(3)	Includes an aggregate of 2,000 shares of Common Stock members of such group have the right to acquire within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on review of the copies of reports under Section 16(a) of the Securities Exchange Act of 1934 that have been furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2006 all executive officers, directors and greater than ten-percent beneficial owners have complied with all applicable Section 16(a) filing requirements, except that Mr. Wicker’s initial statement of beneficial ownership on Form 3 and a statement of change in beneficial ownership on Form 4 with respect to the award of options upon its election as a director were filed late and two Form 4 reports with respect to an aggregate of four sales transactions by Mr. Allison Clark were filed late.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

The following graph compares the Company’s cumulative total shareholder return at the end of the five most recent fiscal years, assuming an investment on March 31, 2001 of $100 in Common Stock and reinvestment of all dividends in Common Stock, along with the cumulative total returns determined on the same basis of a broad-based equity market index -- The Center for Research in Securities Prices (CRSP) Total Return Index for the Nasdaq Stock Market (U.S. Companies) -- and a peer index — the CRSP Nasdaq Trucking & Transportation Index.

[Missing Graphic Reference]
	March 31,
	2001	2002	2003	2004	2005	2006
Company	$100.0	$85.4	$35.7	$134.1	$454.5	$301.3
Nasdaq	$100.0	$100.8	$74.0	$109.2	$109.9	$129.6
Nasdaq Trucking & Transportation	$100.0	$138.6	$122.4	$175.8	$214.5	$256.4

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Board of Directors is charged with establishing the compensation paid to the Company’s executive officers and approving incentive compensation awards pursuant to the Company’s incentive compensation programs.

Executive Officer Compensation

The Compensation Committee has historically sought to establish compensation policies that provide appropriate rewards to the Company’s executive officers commensurate with their service with the Company and to provide incentives for superior performance. As described elsewhere in this Proxy Statement, the Company’s executive officers are parties to employment agreements, which specify an annual salary rate, which may be increased upon review by the Compensation Committee, and annual incentive bonus compensation based on the amount of the Company’s consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K.

During the past fiscal year, the Company entered into an initial employment agreement with the Company’s Chief Executive Officer and restated the employment agreement of the Company’s Chief Financial Officer to provide for his continued interim employment following his announced retirement. In establishing the terms of the employment agreement for the Chief Executive Officer, the Compensation Committee sought to structure his compensation in a manner consistent with the compensation structure of the Company’s other executive officers, providing for an annual salary and an annual cash bonus based on a percentage of the Company’s earnings before income taxes and extraordinary items. A detailed discussion of the Chief Executive Officer’s compensation is included below.

In revising the employment agreement for the Company’s Chief Financial Officer, the Compensation Committee sought to eliminate the financial incentive to the Chief Financial Officer to effect his retirement immediately by providing for the cash lump sum payment he would have been entitled to receive under his then-existing employment agreement had he retired as he had initially planned. In addition, the Compensation Committee approved an increase in the percentage applied in determining the Chief Financial Officer’s annual cash bonus from 1.5% of the Company’s earnings before income taxes and extraordinary items to 2.0%, which is the same percentage applied for the other executive officers. The Compensation Committee believes that these changes, as well as a slight increase in salary, were necessary to provide appropriate incentive for the Chief Financial Officer to defer effecting his announced retirement.

In establishing executive officer compensation, the Committee uses its subjective evaluation of the executives’ performance and responsibilities, the Company’s overall performance and the Chief Executive Officer’s recommendations in setting the annual salary for the other executive officers. The Compensation Committee has not used any compensation consultant in setting executive salaries, or in determining other components of executive compensation, nor does it seek to benchmark the compensation of the Company’s executive officers against compensation paid by other companies to their executives.

The Company has historically provided for an annual cash bonus to its executive officers equal to an established percentage of the Company’s earnings before income taxes and extraordinary items, and the employment agreements for the executive officers provide for annual incentive compensation on that basis. This incentive compensation permits a substantial portion of compensation of these executive officers to be tied directly to the Company’s overall financial performance.

Historically, members of senior management of the Company have held personally significant holdings in the Company’s Common Stock, in part as a result of the exercise of options without any accompanying sales transactions. Beginning in June 2004, the trading volume and price of the Company’s Common Stock increased dramatically, providing an opportunity for senior management of the Company to realize value on equity-based compensation awards that been made many years before. As a result of management realizing value on their share holdings during the fiscal year ended March 31, 2005, senior management stock ownership was substantially reduced, all equity-based award plans previously approved by the stockholders had expired and, at March 31, 2005, no options awarded to executive officers remained outstanding. During the most recent fiscal year, the Compensation Committee and the Board of Directors recommended, and the Company’s stockholders approved, the adoption of a stock option plan for an aggregate of 250,000 shares of common stock to permit the Compensation Committee to again use equity-based incentive compensation awards as part of the overall incentive compensation program for executive officers. Since the approval of the stock option plan, the Compensation Committee has not yet made any awards to employees, including the executive officers, under the plan. In addition to providing incentive compensation to existing employees, the Compensation Committee may grant equity awards under the plan to attract new employees, including a replacement for the retiring Chief Financial Officer.

Compensation of Chief Executive Officer

The Committee established Mr. Walter Clark’s annual salary at $120,000 in January 1998 and continued that salary rate until the fourth quarter of the fiscal year ended March 31, 2002 when Mr. Clark unilaterally reduced his annual salary to $96,000. During the fiscal year ended March 31, 2005, the Compensation Committee increased Mr. Clark’s annual salary to $200,000 and the Compensation Committee has not subsequently adjusted Mr. Clark’s salary. In setting Mr. Clark’s salary in 1998, the Committee deferred in part to Mr. Clark’s request that his compensation be kept relatively low and acceded to his request in subsequent years to keep his salary at a level below what the Committee believed to be appropriate. In fiscal 2006 and prior fiscal years, the Compensation Committee authorized incentive compensation to Mr. Clark in an amount equal to two percent of the Company’s earnings before income taxes and extraordinary items. The Company has historically paid its chief executive officer incentive compensation based on this formula, and the Compensation Committee continues to believe that this incentive compensation program appropriately aligns the interests of the chief executive officer with the stockholders’ interests. In the second quarter of the fiscal year ended March 31, 2005, Mr. Clark advised the Committee that, in light of proceeds from his personal sales of shares of Common Stock, he would waive his right to receive an incentive compensation payment for fiscal 2005. Had he not unilaterally waived this payment, Mr. Clark would have received an incentive compensation payment of $75,780 for fiscal 2005.

During the fiscal year ended March 31, 2006, the Compensation Committee approved an employment agreement for Mr. Clark to formalize the terms of his employment. Mr. Clark’s employment agreement provides for an annual salary, subject to potential increases as approved by the Compensation Committee, of $200,000 and for annual cash bonus compensation in an amount equal to two percent of the Company’s earnings before income taxes and extraordinary items. The employment agreement also provides for limited perquisites: four weeks of vacation per year and use corporate passenger aircraft for personal use, with the requirement that Mr. Clark reimburse the Company for its costs in connection with his personal use of the aircraft to the extent those costs exceed $50,000 in any fiscal year.

In setting Mr. Clark’s annual salary at $200,000 and authorizing his annual incentive compensation award, the Compensation Committee used its subjective evaluation of Mr. Clark’s performance and responsibilities and the Company’s overall performance. The Compensation Committee did not use a compensation consultant in establishing this salary, or in determining any component of Mr. Clark’s compensation. The Compensation Committee does not seek to benchmark Mr. Clark’s compensation against compensation paid by other companies to their chief executive officers.

Tax Considerations

The Committee believes it is appropriate to take into account the tax consequences of employee benefits design and the award of executive compensation as a way of balancing the interests of the Company with those of participants in the Company’s plans. With regard to executive compensation, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s chief executive officer or any of the four most highly compensated executive officers. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based” as defined in Section 162(m). Although the current cash compensation levels of the Company’s executives remain well below the $1 million limit, the Committee believes that it is generally desirable to structure executive compensation with a view toward permitting the Company to deduct the full amount of the compensation. The Committee believes that the fiscal 2006 annual incentive cash compensation payments based on the Company’s consolidated earnings before income taxes and extraordinary items qualify as performance-based compensation for tax deductibility under Section 162(m). The Committee also believes that compensation deductions arising from stock options that may be awarded under the equity incentive plan approved by the stockholders in fiscal 2006 would similarly not be limited by Section 162(m).

Compensation Committee

Claude S. Abernethy, Jr.	Sam Chesnutt	George C. Prill

Executive Compensation Tables

The following table sets forth a summary of the compensation paid during each of the three most recent fiscal years to the Company’s Chief Executive Officer and to the other executive officers on March 31, 2006 with total compensation of $100,000 or more.

SUMMARY COMPENSATION TABLE

		Annual Compensation
Name and Principal				All Other
Position	Year	Salary ($)(1)	Bonus ($)(2)	Compensation ($)(3)(4)

Walter Clark	2006	223,524	70,220	2,610
Chief Executive Officer	2005	175,599	-	4,345
	2004	106,319	66,420	3,024

John J. Gioffre	2006	144,710	70,220	700,635
Chief Financial Officer	2005	133,590	56,835	4,735
	2004	127,027	49,815	3,600

William H. Simpson	2006	209,107	70,220	5,469
Executive Vice President	2005	206,021	75,780	4,900
	2004	199,761	66,420	6,501

__________________________________________

(1)	Includes $76,500 in annual director fees in 2006, 2005 and 2004 and perquisites in aggregate amount no greater than ten percent of the officer’s base salary plus bonus.
(2)
Pursuant to their employment agreements, Messrs. Clark, Gioffre and Simpson are entitled to receive incentive compensation equal to two percent (2%) of the earnings before income taxes or extraordinary items reported each year by the Company in its Annual Report on Form 10-K (1.5% for Mr. Gioffre in 2004 and 2005). Mr. Clark waived receipt of incentive compensation for fiscal 2005.

(3)	Company matching contributions under the AirT, Inc. 401(k) retirement plan.
(4)	Mr. Gioffre’s All Other Compensation in 2006 includes $692,959 lump-sum retirement benefit.

Employment Agreements

Chief Executive Officer

On July 8, 2005, the Company entered into an employment agreement with Walter Clark to provide for his continued employment as the Company’s Chief Executive Officer. The agreement has an initial term of two years and renews for successive additional one-year periods on each anniversary of the date of the agreement unless either the Company or Mr. Clark gives notice of non-renewal within 90 days prior to that anniversary date. The agreement provides for an annual base salary of $200,000, subject to increases as subsequently determined by the Company’s Board of Directors or its Compensation Committee. In addition, the agreement provides for annual bonus compensation equal to 2% of the Company’s consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K. Payment of this bonus is to be made within 15 days after the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission. Under the agreement, Mr. Clark is entitled to participate in the Company’s general employee benefit plans, to receive four weeks of vacation per year and to use corporate passenger aircraft for personal use, with the requirement that he reimburse the Company for its costs in connection with his personal use of the aircraft to the extent those costs exceed $50,000 in any fiscal year.

The agreement provides that the Company may terminate Mr. Clark’s employment at any time and for any reason. However, if the Company terminates Mr. Clark’s employment other than for “disability” or “cause,” both as defined in the agreement, the Company is obligated to continue to pay Mr. Clark his then-current base salary for a period of two and one-half years, or at its election the Company can pay this amount in one lump-sum payment at the net present value of those payments, calculated by assuming an 8% discount rate. In addition, during that two and one-half year period the Company must continue to provide to Mr. Clark all health and welfare benefits as existed on the date of termination of Mr. Clark’s employment or, in the event that continuation of health benefits are not permitted under the Company’s health insurance policies, to pay for COBRA health insurance coverage. Mr. Clark is entitled to terminate his employment under the agreement at any time and for any reason. However, following a “change in control” of the Company, as defined in the agreement, if Mr. Clark terminates his employment for “good reason,” which is defined in the agreement and includes a substantial reduction in responsibilities, relocation, increased travel requirements and adverse changes in annual or long-term incentive compensation plans, he is entitled to receive the same base salary payments and continued health and welfare benefits as described above. The agreement provides that these base salary payments and continued health and welfare benefits are Mr. Clark’s sole remedy in connection with a termination of his employment.

The agreement also includes provisions obligating Mr. Clark to keep confidential the confidential information of the Company and its customers, to refrain from competing against the Company and from soliciting Company employees for period of one year after termination of his employment, and to assign to the Company inventions he may develop during the course of his employment.

Other Executive Officers

Effective January 1, 1996, the Company and each of its subsidiaries entered into employment agreements with John J. Gioffre and William H. Simpson, each of substantially similar form. Each of these employment agreements provides for an annual base salary, which may be increased upon annual review by the Compensation Committee of the Company’s Board of Directors. In addition, each of these agreements provides for the payment of annual incentive bonus compensation equal to a percentage (1.5% and 2.0% for Messrs. Gioffre and Simpson, respectively) of the Company’s consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K. Payment of this bonus is to be made within 15 days after the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission. These employment agreements provide for limited perquisites, which consist of a $4,800 per year automobile allowance and participation in the Company’s general employee benefit plans.

The initial term of each of these employment agreements expired on March 31, 1999, and the term is automatically extended for additional one-year terms unless the executive officer or the Company’s Board of Directors gives notice to terminate automatic extensions, which must be given by December 1 of each year (commencing with December 1, 1996).

These employment agreements provide that upon the respective executive officer’s retirement, he shall be entitled to receive an annual benefit ($75,000 for Mr. Simpson and $60,000 for Mr. Gioffre), reduced by three percent for each full year that the termination of his employment precedes the date he reaches age 65. The retirement benefits under such agreements may be paid at the executive officer’s election in the form of a single life annuity or a joint and survivor annuity or a life annuity with a ten-year period certain. In addition, the executive officer may elect to receive the entire retirement benefit in a lump sum payment equal to the present value of the benefit based on standard insurance annuity mortality tables and an interest rate equal to the 90-day average of the yield on ten-year U.S. Treasury Notes.

These employment agreements provide that retirement benefits shall be paid commencing on the executive officer’s 65th birthday, provided that the executive officer may elect to receive benefits on the later of his 62nd birthday, in which case benefits will be reduced as described above, or the date on which his employment terminates, provided that notice of his termination of employment is given at least one year prior to the termination of employment. Any retirement benefits due under the employment agreement shall be offset by any other retirement benefits that the executive officer receives under any plan maintained by the Company. In the event the executive officer becomes totally disabled prior to retirement, he will be entitled to receive retirement benefits calculated as described above.

In the event of the executive officer’s death before retirement, the agreement provides that the Company shall be required to pay an annual death benefit to such officer’s estate equal to the single life annuity benefit the executive officer would have received if he had terminated employment on the later of his 65th birthday or the date of his death, payable over ten years; provided that the amount would be reduced by five percent for each year the executive officer’s death occurs prior to age 65, but in no event more than 50 percent.

Each of these employment agreements provides that if the Company terminates the executive officer’s employment other than for “cause” (as defined in the agreement), the executive officer would be entitled to receive a lump sum cash payment equal to the amount of base salary payable for the remaining term of the agreement (at the then current rate) plus one-half of the maximum incentive bonus compensation that would be payable if the executive officer continued employment through the date of the expiration of the agreement(assuming for such purposes that the amount of incentive bonus compensation would be the same in each of the years remaining under the agreement as was paid for the most recent year prior to termination of employment). Each of these agreements further provides that if any payment on termination of employment would not be deductible by the Company under Section 280G(b)(2) of the Internal Revenue Code, the amount of such payment would be reduced to the largest amount that would be fully deductible by the Company.

On December 29, 2005, the Company and certain of its subsidiaries entered into an amended and restated employment agreement with Mr. Gioffre which amended and restated his existing employment agreement. The amended employment agreement provides the terms and conditions for Mr. Gioffre’s continued employment with the Company until his planned retirement. In connection with the execution of the amended employment agreement, the Company paid to Mr. Gioffre a $692,959 lump-sum retirement payment he would have been entitled to receive under his existing employment agreement had he retired on September 1, 2005, plus interest from that date at a rate equal to the Company’s cost of funds. The amended employment agreement terminates the Company’s obligations to pay any further retirement or death benefits to Mr. Gioffre. Pursuant to the amended employment agreement, Mr. Gioffre is to be employed at an annual salary of $134,550 and with bonus compensation equal to 2.0% of the Company’s consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K. The amended employment agreement provided for a term ending on June 30, 2006, but at the Company’s request Mr. Gioffre agreed to continue to serve in his current capacities on terms to be finalized with the Company.

CERTAIN TRANSACTIONS

Contractual death benefits for the Company’s former Chairman and Chief Executive Officer, David Clark, who passed away on April 18, 1997 are payable by the Company to his estate in the amount of $75,000 per year for 10 years. Walter Clark and Allison Clark are beneficiaries of the estate of David Clark, and Walter Clark is also a co-executor of the estate.

The Company leases its corporate and operating facilities at the Little Mountain, North Carolina airport from Little Mountain Airport Associates, Inc. (“Airport Associates”), a corporation whose stock is owned by William H. Simpson, John J. Gioffre, the estate of David Clark three unaffiliated third parties and a former executive officer. On May 31, 2001, the Company renewed its lease for this facility, scheduled to expire on that date, for an additional five-year term, and adjusted the rent to account for increases in the Consumer Price Index. Upon the renewal, the monthly rental payment was increased from $8,073 to $9,155. In May 2003 the Company leased additional office space from Airport Associates under terms similar to the above lease at a monthly rental payment of $2,100. The Company paid aggregate rental payments of $132,960 to Airport Associates pursuant to these leases during the fiscal year ended March 31, 2006. On June 16, 2006, the Company and Airport Associates entered into an agreement to continue the lease of these facilities until May 31, 2008 at a monthly rental payment of $12,736.79. The lease agreement includes an option permitting the Company to renew the lease for an additional two-year period, with the monthly rental payment to be adjusted to reflect the Consumer Price Index (CPI) change from June 1, 2006 to April 1, 2008. The lease agreement provides that the Company shall be responsible for maintenance of the leased facilities and for utilities, ad valorem taxes and insurance. The Company believes that the terms of such leases are no less favorable to the Company than would be available from an independent third party.

PROPOSAL 2 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors recommends that the stockholders ratify the appointment of Dixon Hughes PLLC to serve as the independent registered public accountants for the Company and its subsidiary corporations for the fiscal year ending March 31, 2007. If the stockholders do not ratify this appointment, the Audit Committee will consider other independent registered public accountants.

Dixon Hughes PLLC has served as the independent registered public accountants for the Company since November 17, 2005. Prior to the engagement of Dixon Hughes PLLC as the Company’s independent registered public accountants, Deloitte & Touche LLP had served in this capacity. On November 10, 2004, the Audit Committee of the Board of Directors of the Company decided to no longer engage, and thus on that date dismissed, Deloitte & Touche LLP as the Company's independent registered public accountants and to engage Dixon Hughes PLLC as the Company's independent registered public accountants to audit the financial statements of the Company for the fiscal year ending March 31, 2005. The audit reports of Deloitte & Touche LLP on the financial statements of the Company for the fiscal years ended March 31, 2004 and March 31, 2003 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the financial statements of the Company for the fiscal years ended March 31, 2004 and March 31, 2003 and through the date of dismissal, the Company had no disagreement with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference to such disagreement in their reports for such periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

Representatives of Dixon Hughes PLLC are expected to be present at the annual meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of Dixon Hughes PLLC as independent auditors for the fiscal year ending March 31, 2007 (Item 2 on the enclosed proxy card).

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accountants the audited financial statements as of and for the year ended March 31, 2006. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent registered public accountants the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accountants provision of non-audit services to the Company is compatible with their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee

Claude S. Abernethy, Jr.	Sam Chesnutt	George C. Prill

Audit Committee Pre-approval of Auditor Engagements

It is the policy of the Audit Committee that all audit and permitted non-audit services provided to the Company by its independent registered public accountants are approved by the Audit Committee in advance. In addition, it is the Company’s practice that all invoices subsequently submitted by its independent registered public accountants are provided to the Chairman of the Audit Committee prior to payment.

Audit Fees

The following table sets forth the aggregate fees billed to the Company by its independent registered public accountants for fiscal year 2006 and fiscal year 2005 for audit services, the review of the financial statements included in quarterly reports on Form 10-Q during those years and the services that are normally provided by them in connection with statutory and regulatory filings:

2006 — $171,700(1)	2005 — $258,012(2)
__________________________

(1)	Of this amount, $17,000 was billed by Deloitte & Touche LLP and $154,700 was billed by Dixon Hughes PLLC.
(2)	Of this amount, $224,012 was billed by Deloitte & Touche LLP and $34,000 was billed by Dixon Hughes PLLC.

Audit-related Fees

The following table sets forth the aggregate fees billed to the Company by its independent registered public accountants for fiscal year 2006 and 2004 for assurance and related services, other than those described above under “-Audit Fees,” that are reasonably related to the performance of the audit or review of our financial statements:

2006 — $4,000(1)	2005 — $43,233(2)
__________________________

(1)	All of this amount was billed by Dixon Hughes PLLC.
(2)	Of this amount, $39,233 was billed by Deloitte & Touche LLP and $4,000 was billed by Dixon Hughes PLLC.

Audit-related fees in fiscal 2006 and 2005 included fees associated with the audit of the Company’s employee benefit plan and accounting consultations regarding various compliance requirements, including the Sarbanes-Oxley Act of 2002.

Tax Fees

In fiscal 2006 and 2005, fees billed to the Company by its independent registered public accountants for tax compliance, tax advice and tax planning services were as follows:

2006 — $50,190(1)	2005 — $72,928(2)
__________________________

(1)	All of this amount was billed by Dixon Hughes PLLC.
(2)	Of this amount, $64,928 was billed by Deloitte & Touche LLP and $8,000 was billed by Dixon Hughes PLLC.

Tax related fees in fiscal 2006 and 2005 were primarily related to preparation of year-end tax returns and consulting and advisory matters. These amounts included fees for tax consulting and advisory services that totaled $4,345 in 2006 and $20,413 in 2005, and were related to tax consultation services associated with various state and international tax matters.

All Other Fees

The Company was not billed by Dixon Hughes PLLC or Deloitte & Touche LLP for any other services during fiscal 2006 and 2005. Of all the fees reported above, none were approved pursuant to the de minimis exception to the audit committee pre-approval requirements specified in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

ADDITIONAL INFORMATION

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER OF THE COMPANY, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES ENTITLED TO BE VOTED AT THE MEETING, IF SOLICITED BY WRITTEN REQUEST, A COPY OF THE COMPANY’S 2006 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO AIR T, INC., 3524 AIRPORT ROAD, MAIDEN, NORTH CAROLINA 28650, ATTENTION: MR. JOHN J. GIOFFRE, SECRETARY.

STOCKHOLDER COMMUNICATIONS

The Board of Directors has established a process for stockholders and other interested parties to communicate with the Board of Directors or a particular director. Such individual may send a letter to Air T, Inc., Attention: Corporate Secretary, 3524 Airport Road, Maiden, North Carolina 28650. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters should state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary of the Company will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors. Communications marked “Confidential” will be forwarded unopened.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2007 MEETING

Proposals by stockholders for nominations for directors or other matters intended to be presented at the 2007 annual meeting of stockholders must be received by the Company’s Corporate Secretary no later than April 17, 2007 in order to be included in the proxy statement and on the proxy card that will be solicited by the Board of Directors in connection with that meeting. The inclusion of any proposal will be subject to applicable rules of the SEC. In addition, the Company’s bylaws establish an advance notice requirement for any proposal of business to be considered at an annual meeting of stockholders, including the nomination of any person for election as director. In general, written notice must be received by the Company’s Corporate Secretary at the Company’s principal executive office, 3524 Airport Road, Maiden, North Carolina 28650, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting and must contain specified information concerning the matter to be brought before such meeting and concerning the stockholder proposing such a matter. Accordingly, to be considered at the 2007 annual meeting of stockholders, proposals must be received by the Corporate Secretary no earlier than June 5, 2007 and no later than July 5, 2007. Any waiver by the Company of these requirements with respect to the submission of a particular stockholder proposal shall not constitute a waiver with respect to the submission of any other stockholder proposal nor shall it obligate the Company to waive these requirements with respect to future submissions of the stockholder proposal or any other stockholder proposal. Any stockholder desiring a copy of the Company’s bylaws will be furnished one without charge upon written request to the Corporate Secretary at 3524 Airport Road, Maiden, North Carolina 28650.

Individuals appointed as proxies in connection with the annual meeting of stockholders to be held in 2007 will have discretion to vote on any proposal presented at the meeting by a stockholder unless the stockholder gives the Company written notice of the proposal no later than July 5, 2007.

OTHER MATTERS

The Board of Directors knows of no other matters that may be presented at the meeting.

AIR T, INC.

August 15, 2006

Annex A

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AIR T, INC.

AUDIT COMMITTEE CHARTER
(RESTATED)

There shall be a committee of the Board of Directors to be known as the audit committee.

Role and independence

The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of:

(1)	the quality and integrity of the accounting, auditing and reporting practices of the corporation;

(2)	the audits of the corporation’s financial statements and the independent auditor’s qualifications, independence and performance;

(3)	the corporation’s systems of internal control over financial reporting;

(4)	the corporation’s compliance with legal and regulatory requirements;

(5)	the performance of the corporation’s internal audit function;

and such other duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, and including at least one member who is an “audit committee financial expert” under Securities Exchange Commission regulations if one or more members of the board would qualify as an “audit committee financial expert” and would be eligible to serve on the audit committee. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment and shall meet the independence requirements of the NASDAQ Stock Market applicable to membership on the audit committee.

The committee is expected to maintain free and open communication (including regular private executive sessions) with the independent auditor, the internal auditors and the management of the corporation and to provide each group with full access to the committee (and the board) to report on any and all appropriate matters. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose and to have the corporation pay all reasonable fees of such advisors.

Responsibilities

The audit committee’s primary responsibilities include:

•
Selecting and retaining the independent accounting firm that audits the financial statements of the corporation and approving the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid therefor. In so doing, the committee will discuss and consider the auditor’s written affirmation that the auditor is in fact independent and the nature and rigor of the audit process and receive and review all reports from management and the current auditor relevant to these determinations.

•
Reviewing and periodically discussing with the independent auditor all significant relationships the firm and members of the engagement team have with the corporation and others that may affect the auditor’s independence.

•
Preapproving all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the corporation by its independent auditor, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full committee at its next scheduled meeting.

•	Providing guidance and oversight to the internal audit function of the corporation, including review of the organization, budget, staffing, plans and results of such activity.

•
Reviewing financial statements (including quarterly reports) with management and the independent auditor. It is anticipated that these discussions will include quality of earnings, review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments (whether or not recorded) and such other inquiries as may be appropriate. Annually, after satisfactory review by the committee, the company’s audited financial statements will be approved by the board of directors for inclusion in the annual report of Form 10-K to be filed with the Securities and Exchange Commission.

•
Reviewing with management Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the corporation’s annual report on Form 10-K or quarterly report on Form 10-Q, as applicable.

•	Discussing with management and the auditors the quality and adequacy of the company’s internal controls over financial reporting and reporting processes.

•	Discussing with the independent auditor its judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

•
Reviewing and discussing with management and the independent auditor, as appropriate, earnings press releases, and financial information and earnings guidance provided by the Corporation to analysts and rating agencies.

•
Discussing with management, the internal auditors and the independent auditor policies with respect to risk assessment and risk management, significant risks or exposures of the corporation and the steps that have been taken to minimize such risks. It is anticipated that such discussions will include the status of pending litigation, taxation matters and other areas of oversight of the legal and compliance area as may be appropriate.

•
Establishing procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal control over financial reporting or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Approving any letter to be included in the Corporation’s annual report or proxy statement that describes the Committee’s composition and responsibilities and how they were discharged.

•	Reporting on audit committee activities to the full board and issuance annually of a summary report (including appropriate oversight conclusion) suitable for submission to the shareholders.

•	Reviewing any “related party transactions,” as defined by applicable NASDAQ rules, and determining whether to ratify or approve such transactions.

•	Performing any other activities consistent with this charter, the corporation’s bylaws and governing law that the committee or the board may deem necessary or appropriate.

•	Conducting an annual review of this charter and updating it as appropriate.

Revised and restated as of August 3, 2004.

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Annex B

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AIR T, INC.

CHARTER
OF THE
NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

I.	PURPOSE

The primary function of the Nominating Committee (the “Committee”) is to assist the Corporation’s Board of Directors in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, and in monitoring a process to assess Board and Board committee effectiveness.

II.	COMPOSITION

The Committee shall be comprised of three or more directors, appointed by the Board, who meet the independence requirements of applicable regulations, NASDAQ rules and such other criteria as the Board may establish.

Unless the Board appoints a Chair of the Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet as frequently as circumstances dictate. The Committee may ask members of management or others to attend any meeting and provide information or advice as needed.

IV.	ACTIVITIES

To fulfill its responsibilities, the Committee shall:

(1)  Make recommendations to the Board regarding the size and composition of the Board and the criteria for the selection of candidates for membership on the Board.

(2)  Oversee the search for individuals qualified to become members of the Board, including by evaluating persons suggested by stockholders or others, and supervise appropriate inquiries into the backgrounds and qualifications of possible candidates.

(3)  Recommend to the Board director nominees to be presented for stockholder approval at each annual meeting of stockholders and to fill any vacancies between annual meetings.

(4)  Monitor and make recommendations to the Board with respect to the functions of the various committees of the Board.

B-1

(5)  Recommend to the Board the membership of the various Board committees.

(6)  Develop and recommend to the Board for its approval an annual self-evaluation process for the Board and each of its committees, and oversee the annual self-evaluations.

(7)  Periodically review the frequency, structure and content of Board meetings and recommend changes to the Board as appropriate.

V. PROCESSES

After each Committee meeting, the Committee shall report its actions and recommendations to the Board.

The Committee shall conduct and present to the Board an annual review of its performance. In addition, the Committee shall review this Charter periodically and recommend any proposed revisions to the Board for its approval.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees. The Committee shall also have the authority to engage a search firm to assist in identifying director candidates and to engage outside counsel and other advisors, in each case as it deems appropriate, and to set the terms (including fees) of all such engagements. The Corporation shall provide for appropriate funding, as determined by the Committee, for paying fees to outside advisors engaged by the Committee.

B-2

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[COMPANY LOGO OMITTED]
AIR T, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 28, 2006
AND
PROXY STATEMENT

AUGUST 15, 2006

Front
AIR T, INC.
Revocable Proxy                                                               ANNUAL MEETING OF STOCKHOLDERS
                  to be held on September 28, 2006
                        This proxy is solicited on behalf of the Board of Directors.
The undersigned hereby appoints Walter Clark, John J. Gioffre and Erlene Geddes as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Air T, Inc. (the “Company”) held on record by the undersigned on August 2, 2006, at the annual meeting of shareholders to be held on September 28, 2006 or any adjournment thereof.

1. ELECTION OF DIRECTORS for terms expiring in 2007

      _______      FOR all nominees listed below                WITHHOLD AUTHORITY
                                                               (except as marked to the contrary below)                                  to vote for all nominees listed below
                                              (INSTRUCTION: To withhold authority to vote for any nominee(s) strike a line through the name(s) in the list below.)

Walter Clark         John J. Gioffre         William H. Simpson         Claude S. Abernethy, Jr

     Sam Chesnutt      Allison T. Clark                        George C. Prill                       Dennis A. Wicker                                J. Bradley Wilson

2.	PROPOSAL TO RATIFY THE SELECTION OF DIXON HUGHES PLLC as the Company’s independent registered public accountants

______     FOR                         AGAINST                                 ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
Please sign and date on the reverse side and return in the enclosed postage-prepaid envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS AND THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO RATIFY THE SELECTION OF DIXON HUGHES PLLC AND FOR THE ELECTION OF EACH OF THE DIRECTORS LISTED ON THE OPPOSITE SIDE OF THIS PROXY UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS DIRECTED.

The undersigned acknowledges receipt of the Notice of Meeting and Proxy Statement dated August 15, 2006, and revokes all proxies heretofore given by the undersigned.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: __________________________, 2006

_________________________________________
Signature

_________________________________________
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE